Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Executive Vice President and Chief Financial Officer (615) 665-1122

AMERICAN HEALTHWAYS ACHIEVES FOURTH-QUARTER EARNINGS PER
DILUTED SHARE OF $0.27 COMPARED WITH $0.15 FOR FISCAL 2003

Reports Fiscal 2004 Earnings of $0.75 Per Diluted Share

Establishes Fiscal 2005 Earnings Guidance in Range of $1.00 to $1.02 Per Diluted Share

NASHVILLE, Tenn. (October 7, 2004) – Ben R. Leedle, Jr., president and chief executive officer of American Healthways, Inc. (Nasdaq: AMHC), today announced financial results for the fourth quarter and 12 months ended August 31, 2004. Revenues increased 56% for the quarter to $71,855,000 from $46,010,000 for the fourth quarter of fiscal 2003. Net income was $9,293,000, up 83% from $5,081,000. Earnings per diluted share for the fourth quarter grew 80% to $0.27 from $0.15 for the fourth quarter of fiscal 2003. Prior-period results have been adjusted to reflect the two-for-one stock split effected in December 2003.

        Revenues for fiscal 2004 increased 48% to $245,410,000 from $165,471,000 for fiscal 2003. Net income for fiscal 2004 rose to $26,058,000 from $18,474,000 for fiscal 2003, while earnings per diluted share for fiscal 2004 were $0.75, up from $0.56 for fiscal 2003. Excluding the impact of incentive bonus revenues reported during both periods, revenues, net income and earnings per diluted share for fiscal 2004 increased 52%, 60% and 45%, respectively, over fiscal 2003 results. See page 7 for a reconciliation of reported results to non-GAAP results, which exclude incentive bonus revenues.

        “We are very pleased to report that our strong fourth-quarter earnings were right on-target with the guidance we provided throughout the fiscal year,” Leedle remarked. “These earnings contributed to our delivering a fourth consecutive fiscal year of substantial profitable growth and were achieved by a rapid expansion in actual lives under management, outstanding clinical and financial performance under our health plan contracts, increased operating leverage and the impact of the StatusOne acquisition in September 2003. These trends reflect the increasing recognition by health plans, employers and government that disease management is one of the health care industry’s most important strategic imperatives, as well as American Healthways’ expanding leadership position in the disease management industry.

        “Consistent with our core growth strategies, our fourth-quarter results included increased business with existing health plan customers, contracts with new health plans and accelerating business with self-insured employers on behalf of our health plan customers. As anticipated throughout fiscal 2004, our fourth-quarter results also benefited from our having sufficient data to determine results on certain performance-based contracts initiated earlier in the fiscal year and to record those revenues from the billings-in-excess-of-earnings account (“BIE”) as contractual targets were met.”

        The highlights of American Healthways’ performance for the fourth quarter include:

•	Strong Growth in Actual Lives Under Management – Actual lives under management increased to 1,335,000 at the end of fiscal 2004, up 57% from 852,000 at the end of fiscal 2003 and 10% from 1,211,000 at the end of the third quarter of fiscal 2004. Annualized revenues in backlog at the end of fiscal 2004 for contracts signed but not yet implemented totaled $15,200,000.

•	Increasing Penetration of Self-Insured Employer Market on Behalf of Health Plan Customers – Exceeding the growth rate in actual lives under management on both a comparable and sequential quarter basis, our ASO lives under management grew 173% to 361,000 at the end of fiscal 2004 from 132,000 at the end of fiscal 2003, and 15% sequentially from 315,000 at the end of the third quarter of fiscal 2004. We completed fiscal 2004 with contracts to provide disease management services for 193 employers on behalf of our health plan customers, an increase of more than three times our 60 employers at the end of fiscal 2003, and 19% from 162 employers at the end of the third quarter of fiscal 2004.

•	Two New, Renewed or Expanded Health Plan Contracts in the Fourth Quarter; 20 for Fiscal 2004 – The Company added two health plan contracts during the fourth quarter giving it a record 20 new, expanded or renewed health plan contracts for the fiscal year. Expanding an already unprecedented 10-year, comprehensive strategic partnership, the Company and Blue Cross and Blue Shield of Minnesota (“Blue Cross”) initiated American Healthways’ programs for oncology, chronic kidney disease and high-risk health management during the fourth quarter. The programs will be provided for Blue Cross’s fully insured members immediately and will be made available to the health plan’s self-insured employer groups beginning Jan. 1, 2005. “This partnership continues to set the standard for what’s possible through completely integrated and coordinated disease management and care support services,” added Leedle.

American Healthways also announced a new five-year agreement during the quarter with Wellmark Blue Cross and Blue Shield of Iowa (“Wellmark”) to offer the Company’s total population disease management program to Wellmark’s self-insured employer groups, which represent more than 500,000 potential ASO lives.

•	Health Affairs Publishes Major Study Validating Effectiveness of Diabetes Program with CIGNA – During the fourth quarter, Health Affairs, a leading health policy journal, published the findings of one of the largest and most extensive outcome studies to date of the effectiveness of the Company’s diabetes disease management program. The study examined the quality of care, use of services and costs for over 43,000 CIGNA members enrolled in American Healthways’ diabetes disease management program. Among other positive findings, overall medical costs for those members enrolled for at least 10 months declined in the first year by an average of 8.1% and all six key measures of diabetes quality of care improved. Leedle continued, “Adding to the growing body of literature documenting the successful results of our disease management programs, the CIGNA study published in Health Affairs further raises the bar in terms of the standards and processes used to assess disease management programs and, thereby, the integrity of our validated results.”

•	Submission of Proposals Under Medicare’s Chronic Care Improvement Program (“CCIP”) – As expected, American Healthways responded to CMS’s request for proposals for the CCIP under the Medicare Modernization Act of 2003 by filing more than one proposal by the early August deadline. Leedle commented, “CCIP represents an initial step in a tremendous opportunity to improve the quality of health care and lower its costs for millions of senior citizens across the United States. We believe we have submitted compelling proposals to CMS that will be differentiated by an array of factors, including our successful, documented results from providing disease management programs to large Medicare populations under our health plan customers’ Medicare + Choice programs. Although we have incurred, and will continue to incur, costs both for submitting our proposals and, if selected, implementing them, our financial guidance will not assume any financial results related to a CCIP contract, unless or until such a contract is signed.”

•	Cash Flow from Operations – Cash flow provided by operating activities was $19,882,000 and $53,472,000 for fourth quarter and full-year 2004, respectively. Cash and cash equivalents increased to $52,187,000 at the end of fiscal 2004 compared with $35,956,000 at the end of fiscal 2003 and $44,450,000 at the end of the third quarter of fiscal 2004.

Earnings Guidance Established for First-Quarter and Full-Year Fiscal 2005

        American Healthways today established its guidance for fiscal 2005 earnings per diluted share in a range of $1.00 to $1.02. The Company expects revenues for fiscal 2005 to be in a range of $319 million to $331 million. The Company’s earnings guidance does not include any impact of future incentive bonus revenues.

        In addition, although the Company’s revenue guidance for fiscal 2005 does not include any revenues from any potential contract under CMS’s CCIP, the Company will continue to incur and record meaningful costs in the first half of fiscal 2005 to be positioned to implement one or more of its proposals, if selected. Based on this expectation, as well as its current health plan business under management and its backlog at the end of fiscal 2004, the Company also today established guidance for earnings per diluted share for the first quarter of fiscal 2005 in a range of $0.21 to $0.22. Earnings per diluted share for the first quarter of 2004 were $0.12, which included $0.01 of incentive bonus revenues. The Company’s earnings guidance does not include any impact of future incentive bonus revenues.

Summary

         Mr. Leedle concluded, “As in fiscal 2004, we are confident that the continuing success of our programs in improving members’ health and lowering their health care costs will contribute to expanding disease management opportunities with health plans, employers and the government during fiscal 2005. As the acknowledged leader of the disease management industry – based on actual lives managed, proven scalability, program comprehensiveness and documented program success – we believe we are well positioned to leverage these opportunities to produce further significant profitable growth.”

Conference Call

        American Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.americanhealthways.com and clicking Investor Relations, or by going to www.streetevents.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719/457-0820, code 802947, and the replay will also be available on the Company’s Web site for the next 12 months. Any material information disclosed on the quarterly conference call that has not been previously disclosed publicly will be available on the Company’s website at www.americanhealthways.com.

Safe Harbor Provisions

        This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth below, and consequently, actual operations and results may differ materially from those expressed in these forward-looking statements. The important factors include: the timing and costs of implementation, and the effect, of regulatory rules and interpretations relating to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003; the Company’s ability to sign and implement new contracts for disease management services and care enhancement services; the risks associated with a significant concentration of the Company’s revenues with a limited number of customers; the Company’s ability to effect cost savings and clinical outcomes improvements under disease management and care enhancement contracts and reach mutual agreement with customers with respect to cost savings, or to effect such savings and improvements within the time frames contemplated by the Company; the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of its contracts ahead of data collection and reconciliation in order to provide forward–looking guidance; the ability of the Company to collect contractually earned performance incentive bonuses; the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance under the terms of its health plan contracts; the Company’s ability to resolve favorably contract billing and interpretation issues with its customers; the Company’s ability to integrate the operations of StatusOne and other acquired businesses or technologies into the Company’s business; the Company’s ability to service its debt and make principal and interest payments as those payments become due; the ability of the Company to develop new products and deliver outcomes on those products; the ability of the Company to effectively integrate new technologies and approaches, such as those encompassed in its care enhancement initiatives or otherwise licensed or acquired by the Company, into the Company’s care enhancement platform; the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations; the ability of the Company to implement its care enhancement strategy within expected cost estimates; the ability of the Company to obtain adequate financing to provide the capital that may be needed to support the growth of the Company’s operations and to support or guarantee the Company’s performance under new contracts; unusual and unforeseen patterns of health care utilization by individuals with diabetes, cardiac, respiratory and/or other diseases or conditions for which the Company provides services, in the health plans with which the Company has executed a disease management contract; the ability of the health plans to maintain the number of covered lives enrolled in the plans during the terms of the agreements between the health plans and the Company; the Company’s ability to attract and/or retain and effectively manage the employees required to implement its agreements; the impact of litigation involving the Company; the impact of future state and federal health care and other applicable legislation and regulations on the ability of the Company to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; current geopolitical turmoil and the continuing threat of domestic or international terrorism; general worldwide and domestic economic conditions and stock market volatility; and other risks detailed in the Company’s annual, quarterly, or other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

Company Profile

        American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of August 31, 2004, the Company had 1,335,000 actual lives under management nationwide. For more information visit www.americanhealthways.com.

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, except for fiscal 2003)
(In thousands, except per share data)

	Three Months Ended August 31,		Twelve Months Ended August 31,
	2004	2003	2004	2003
Revenues	$71,855	$46,010	$245,410	$165,471
Cost of services	43,885	29,971	156,462	106,130

Gross margin	27,970	16,039	88,948	59,341
Selling, general & administrative expenses	6,680	4,270	23,686	16,511
Depreciation and amortization	5,096	3,027	18,450	10,950
Interest	833	131	3,509	569

Income before income taxes	15,361	8,611	43,303	31,311
Income tax expense	6,068	3,530	17,245	12,837

Net income	$9,293	$5,081	$26,058	$18,474

Basic income per share:	$0.28	$0.16	$0.81	$0.60

Diluted income per share:	$0.27	$0.15	$0.75	$0.56

Weighted average common shares
and equivalents:
Basic	32,776	31,420	32,264	31,048
Diluted	34,943	33,688	34,632	33,010

American Healthways, Inc.
Statistical Information
(Dollars in thousands)
(Unaudited)
	August 31, 2004	August 31, 2003
Operating Statistics
Actual lives under
management at end of period	1,335,146	851,725	(1)
Annualized revenue in backlog	$15,200	$12,200
(1) Restated to include the Company's hospital-based diabetes program patients.

Reconciliation of Revenues Excluding Incentive Bonus Revenues to
Revenues, GAAP Basis (in thousands)

	Twelve Months Ended August 31,
	2004	2003
Revenues excluding incentive bonus revenues(2)	$242,958	$160,157
Incentive bonus revenues	2,452	5,314

Revenues, GAAP basis	$245,410	$165,471

Reconciliation of Net Income Excluding Incentive Bonus Revenues to
Net Income, GAAP Basis (in thousands)

	Twelve Months Ended August 31,
	2004	2003
Net income excluding incentive bonus revenues(2)	$24,582	$15,339
Incentive bonuses, after tax	1,476	3,135

Net income, GAAP basis	$26,058	$18,474

Reconciliation of Diluted Earnings Per Share Excluding Incentive Bonus Revenues to
Diluted Earnings Per Share (EPS), GAAP Basis

	Twelve Months Ended August 31,
	2004	2003
EPS excluding incentive bonus revenues(2)	$0.71	$0.49
EPS attributable to incentive bonuses	0.04	0.07

EPS, GAAP basis	$0.75	$0.56

(2) Revenues excluding incentive bonus revenues, net income excluding incentive bonus revenues, and EPS excluding incentive bonus revenues are non-GAAP financial measures. The Company excludes incentive bonuses from these measures primarily because of their unpredictability and relies on revenues excluding incentive bonus revenues, net income excluding incentive bonus revenues, and EPS excluding incentive bonus revenues as primary measures to review and assess the ongoing operating performance of contracts. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. You should not consider revenues excluding incentive bonus revenues, net income excluding incentive bonus revenues, and EPS excluding incentive bonus revenues in isolation or as a substitute for revenues, net income, and EPS determined in accordance with accounting principles generally accepted in the United States.

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
	(Unaudited) August 31, 2004	August 31, 2003(1)
Assets
Current assets:
Cash and cash equivalents	$52,187	$35,956
Restricted cash	1,524	--
Accounts receivable, net
Billed	33,235	18,526
Unbilled	866	7,971
Other current assets	5,976	4,267
Deferred tax asset	2,248	758

Total current assets	96,036	67,478
Property and equipment
Leasehold improvements	8,730	5,045
Computer equipment and related software	53,379	38,214
Furniture and office equipment	14,514	9,558

	76,623	52,817
Less accumulated depreciation	(36,796)	(25,166)

Net property and equipment	39,827	27,651
Other assets	2,456	182
Intangible assets, net	19,854	264
Goodwill, net	93,574	44,438

Total assets	$251,747	$140,013

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,343	$4,067
Accrued salaries and benefits	4,616	9,162
Accrued liabilities	4,688	2,790
Contract billings in excess of earned revenue	4,898	3,272
Income taxes payable	3,294	391
Current portion of long-term debt	12,243	389
Current portion of long-term liabilities	1,018	360

Total current liabilities	41,100	20,431
Long-term debt	36,562	109
Long-term deferred tax liability	12,658	2,380
Other long-term liabilities	5,992	4,662
Commitments and contingencies
Stockholders' equity
Preferred stock
$.001 par value, 5,000,000 shares authorized,
none outstanding	--	--
Common stock
$.001 par value, 75,000,000 and 40,000,000 shares authorized,
32,857,041 and 31,593,464 shares outstanding	33	32
Additional paid-in capital	90,980	74,070
Retained earnings	64,387	38,329
Accumulated other comprehensive income	35	--

Total stockholders' equity	155,435	112,431

Total liabilities and stockholders' equity	$251,747	$140,013

(1) Certain items have been reclassified to conform to current classifications.

AMERICAN HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Twelve Months Ended August 31,
	2004	2003(1)
	(Unaudited)
Cash flows from operating activities:
Net income	$26,058	$18,474
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	18,450	10,950
Amortization of deferred loan costs	768	276
Tax benefit of stock option exercises	10,013	3,426
Increase in accounts receivable, net	(7,174)	(5,808)
Increase in other current assets	(899)	(918)
Increase (decrease) in accounts payable	5,733	(201)
Decrease in accrued salaries and benefits	(4,865)	(2,564)
Increase (decrease) in other current liabilities	3,060	(1,880)
Deferred income taxes	(491)	3,877
Other	2,834	1,556
Decrease in other assets	356	132
Payments on other long-term liabilities	(371)	(385)

Net cash flows provided by operating activities	53,472	26,935

Cash flows from investing activities:
Acquisition of property and equipment	(25,013)	(16,169)
Business acquisitions, net of cash acquired	(60,223)	--

Net cash flows used in investing activities	(85,236)	(16,169)

Cash flows from financing activities:
Increase in restricted cash	(1,524)	--
Proceeds from issuance of long-term debt, net of deferred loan costs	57,685	--
Payments of long-term debt	(12,424)	(383)
Exercise of stock options	4,258	1,649

Net cash flows provided by financing activities	47,995	1,266

Net increase in cash and cash equivalents	16,231	12,032
Cash and cash equivalents, beginning of period	35,956	23,924

Cash and cash equivalents, end of period	$52,187	$35,956

(1) Certain items have been reclassified to conform to current classifications.